EXHIBIT 23(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in TXU Corp.'s Registration Statement on Form S-3 of our report dated March 3, 1999 on the consolidated financial statements of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries, a wholly owned subsidiary of TXU Corp., for the period from formation (February 5, 1998) through December 31, 1998 appearing in the Annual Report on Form 10-K of TXU Corp. for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London, England
July 3, 2001